Pricing Supplement Dated:  November 12, 1996 - No. 74         Rule 424(b)(3)
(To Prospectus dated May 8, 1996 and                          File No. 333-02831
Prospectus Supplement dated May 8, 1996)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series D Fixed Rate

--------------------------------------------------------------------------------

Principal Amount:  50,000,000                         Interest Rate:  6.25%
Agent's Discount or Commission:  250,000              Stated Maturity Date:
Net Proceeds to Issuer:  49,750,000                     November 10, 2026
                                                      Original Issue Date:
                                                        November 15, 1996

--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15

Redemption:
/X/   The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /   The Notes may be redeemed prior to the Stated Maturity Date.
      Initial Redemption Date:
      Initial Redemption Percentage:
      Annual Redemption Percentage Reduction:   % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/ / The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/X/ The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
      Optional Repayment Dates:  November 15, 2001
      Repayment Price:  100%

Currency:
     Specified Currency:  US Dollars
       (If other than U.S. dollars, see attached)
     Minimum Denominations:
       (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:            / /   Yes          /X/   No
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period:

Form:    /X/   Book-Entry           / /   Certificated

Agent:   / /   Merrill Lynch & Co.
         / /   Goldman, Sachs & Co.
         /X/   Salomon Brothers Inc
         / /   Other

Agent acting in the capacity as indicated below:
         / /   Agent                /X/   Principal

If as principal:
         /X/ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
         / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  November 12, 1996 - No. 75         Rule 424(b)(3)
(To Prospectus dated May 8, 1996 and                          File No. 333-02831
Prospectus Supplement dated May 8, 1996)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series D Fixed Rate

--------------------------------------------------------------------------------

Principal Amount:  50,000,000                         Interest Rate:  6.25%
Agent's Discount or Commission:  250,000              Stated Maturity Date:
Net Proceeds to Issuer:  49,750,000                     November 10, 2026
                                                      Original Issue Date:
                                                        November 15, 1996

--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15

Redemption:
/X/   The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /   The Notes may be redeemed prior to the Stated Maturity Date.
      Initial Redemption Date:
      Initial Redemption Percentage:
      Annual Redemption Percentage Reduction:   % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/ / The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/X/ The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
      Optional Repayment Dates:  November 15, 2001
      Repayment Price:  100%

Currency:
     Specified Currency:  US Dollars
       (If other than U.S. dollars, see attached)
     Minimum Denominations:
       (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:            / /   Yes          /X/   No
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period:

Form:    /X/   Book-Entry           / /   Certificated

Agent:   /X/   Merrill Lynch & Co.
         / /   Goldman, Sachs & Co.
         / /   Salomon Brothers Inc
         / /   Other

Agent acting in the capacity as indicated below:
         / /   Agent                /X/   Principal

If as principal:
         /X/ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
         / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
         The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.


Other Provisions: